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                                                                   EXHIBIT 10.3


                             COOPER INDUSTRIES, INC.

                              DIRECTORS RETIREMENT

                                      PLAN



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                             COOPER INDUSTRIES, INC.

                              DIRECTORS RETIREMENT

                                      PLAN


     WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") has heretofore established a supplemental retirement plan, known as the Restated Director's Retirement Compensation Plan, for certain of the members of its Board of Directors; and

     WHEREAS, the Company now desires to restate the aforementioned plan to be known as the Cooper Industries, Inc. Directors Retirement Plan (hereinafter referred to as the "Plan");

     NOW, THEREFORE, effective as of January 1, 1987, the Plan is amended and restated as hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

     (a) BOARD. The term "BOARD" shall mean the Board of Directors of Cooper Industries, Inc.

     (b) CHANGE IN CONTROL. The term "CHANGE IN CONTROL" shall mean the occurrence of either of the following events:

              (1) When any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities and exercises, or indicates intent to exercise, such voting power on any issue contrary to the recommendations of management; or

              (2) When individuals who, at the beginning of any two-year period, constitute the Board of Directors of the Company cease for any reason to

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         constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     (c) CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

     (d) COMPANY. The term "COMPANY" shall mean Cooper Industries, Inc., an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Cooper Industries, Inc. with any other corporation or corporations.

     (e) COOPER SALARIED PLAN. The term "COOPER SALARIED PLAN" shall mean the Salaried Employees' Retirement Plan of Cooper Industries, Inc., as amended from time to time.

     (f) DIRECTOR. The term "DIRECTOR" shall mean any member of the Board.

     (g) PARTICIPANT. The term "PARTICIPANT" shall mean any eligible Director who participates in the Plan pursuant to Article II of the Plan.

     (h) PLAN. The term "PLAN" shall mean the Cooper Industries, Inc. Directors Retirement Plan as herein set forth.

     (i) PLANS ADMINISTRATION COMMITTEE. The term "PLANS ADMINISTRATION COMMITTEE" shall mean the Cooper Industries Plans Administration Committee established by the Board to oversee the administration of the Company's pension benefit plans.

     (j) SECRETARY. The term "SECRETARY" shall mean the Secretary of the Company.

     (k) TENURE POLICY. The term "TENURE POLICY" shall mean the Directors Tenure Policy as adopted by the Board on February 17, 1975, and as amended from time to time.

     1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.



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                                   ARTICLE II

                       ELIGIBILITY FOR PLAN PARTICIPATION

     Any Director who serves as a Director during at least ten calendar years (a fractional year shall be counted as a whole year) or who retires in accordance with the terms of the Tenure Policy, shall automatically become a Participant as of the date he serves such ten years or so retires. Notwithstanding the foregoing, in the event of a Change in Control, each Director who is a Director immediately prior to the Change in Control shall become a Participant on the day before the date on which the Change in Control is effective.

                                   ARTICLE III

                             AMOUNT OF PLAN BENEFITS

     The amount of the annual benefit payable to a Participant pursuant to
Article IV of the Plan shall be an amount equal to the basic annual retainer (exclusive any special amounts payable for services as a Committee Chairman or for attendance at Committee meetings or special Board meetings) payable to an outside Director as of the date such Participant ceases to be a Director.

                                   ARTICLE IV

                            PAYMENT OF PLAN BENEFITS

     The annual benefit set forth in Article III and payable under the Plan with respect to the preceding calendar year, shall be paid to a Participant on the January 2nd immediately following the year in which such Participant ceases to be a Director and shall continue to be paid each subsequent January 2nd until the number of calendar years (a fractional year shall be counted as a whole year) such Participant was a Director of the Company elapses. In lieu of receiving payment of his benefit under the Plan in such foregoing manner and form, a Participant may elect to receive

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his Plan benefit in quarterly installments, commencing with the first day of the calendar year quarter immediately following the date on which such Participant ceases to be a Director and terminating with the quarter coinciding with the end of the period equal to the number of years (a fractional year shall count as a whole year) such Participant was a Director. Notwithstanding the foregoing provisions, no benefits shall be payable under the Plan for any period, or part thereof, following the death of a Participant.

                                    ARTICLE V

                            ADMINISTRATIVE PROVISIONS

     5.1 ADMINISTRATION. The Plan shall be administered by the Secretary as an unfunded plan that is not intended to meet the qualification requirements of
Section 401 of the Code.

     5.2 POWERS AND AUTHORITIES OF THE SECRETARY. The Secretary shall have full power and authority to interpret, construe, and administer the Plan and such interpretations, construction, and actions, including the timing, form, amount, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Secretary may delegate any of his powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by him and may employ such attorneys, agents, and accountants as he may deem necessary or advisable to assist him in carrying out his duties hereunder. The Secretary shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.

     5.3 INDEMNIFICATION. In addition to whatever rights of indemnification the Secretary, a member of the Plans Administration Committee, or any other person or persons to whom any

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power, authority, or responsibility is delegated under the Plan, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by the Secretary, a Plans Administration Committee member, or such other person or persons, including expenses, attorneys, fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by the Secretary, a Plans Administration Committee member, or such other person or persons of any of the powers, authority, responsibilities, or discretion under the Plan.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     The Company reserves the right to amend or terminate the Plan at any time by action of the Plans Administration Committee; provided, however, that no such action shall adversely affect any Participant who is receiving retirement benefits under the Plan or who has accrued a benefit under the Plan, unless an equivalent benefit is otherwise provided under another plan or program sponsored by the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any

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such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Secretary may select.

     7.2 FUNDING. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, however, the obligation of the Company under the Plan to provide a Participant or a Beneficiary with a benefit shall constitute the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

     7.3 CONTROLLING STATUS. No Participant shall be eligible for a benefit under the Plan unless such Participant is a Participant on the date of his retirement from the Board.

     7.4 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right as against the Company, its officers, employees, or Directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     7.5 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     7.6 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.


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                   *                    *                       *

     EXECUTED at                      , this                            day of

                        , 1987.

                                                   COOPER INDUSTRIES, INC.

                                                By
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                                                  Title:


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